Exhibit 99.3
THIS AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR
A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR
SOLICITATION ONLY WILL BE MADE IN COMPLIANCE WITH ALL
APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE
BANKRUPTCY CODE.

PLAN SUPPORT AGREEMENT
by and among
DANA CORPORATION,
UNITED STEELWORKERS,
INTERNATIONAL UNION, UAW
and
CENTERBRIDGE CAPITAL PARTNERS, L.P.

Dated as of July 5, 2007

- i -

PLAN SUPPORT AGREEMENT
     This Plan Support Agreement (this “Agreement”), is entered into as of July 5, 2007, by and among Dana Corporation (“Dana”), on behalf of itself and its subsidiaries operating as debtors and debtors-in-possession (together with Dana, the “Debtors”) in the Chapter 11 Cases (as defined below); the United Steelworkers (the “USW”); the International Union, UAW (the “UAW”); and Centerbridge Capital Partners, L.P. on behalf of itself and its affiliates (“Centerbridge”). Each of the Debtors, the USW, the UAW and Centerbridge is referred to herein individually as a “Party,” and collectively, as the “Parties”. As used herein, the words “this Agreement”, “hereto”, “hereunder” and words of like import shall mean this Agreement.
RECITALS
     A. On March 3, 2006, the Debtors commenced jointly administered chapter 11 cases (together, the “Chapter 11 Cases”) in the Bankruptcy Court (as defined below). The Debtors’ successful reorganization as a sustainable, viable business requires the simultaneous implementation of several distinct restructuring initiatives and the cooperation of all the Debtors’ key business constituencies: customers, vendors, employees and retirees.
     B. The USW and the UAW have retained Centerbridge as an advisor.
     C. On February 1, 2007, the Debtors filed the Motion and Memorandum of Law of Debtors and Debtors in Possession to Reject their Collective Bargaining Agreements and to Modify their Retiree Benefits Pursuant to Sections 1113 and 1114 of the Bankruptcy Code (the “1113/1114 Litigation”).

     D. In March and April 2007, the trial with respect to the 1113/1114 Litigation took place before the Bankruptcy Court.
     E. Since April 2007, the Debtors, the USW, the UAW and Centerbridge have engaged in discussions regarding a possible consensual resolution of (i) the 1113/1114 Litigation and (ii) all other issues between the Debtors and each of the USW and the UAW related to the Debtors’ restructuring (the “Global Settlement”). The Global Settlement includes, among other things, these Parties’ respective views of certain of the terms for a chapter 11 plan for the Debtors. The Global Settlement is conditioned upon the Debtors, the USW, the UAW and Centerbridge reaching agreement on all documents pertinent in any way to the Global Settlement, including Centerbridge’s participation in the Plan (as defined below) and/or all transactions contemplated thereby.
     F. As a consequence of the discussions mentioned above, this Agreement sets forth the Parties’ agreement with respect to their support of a plan of reorganization for the Debtors in order to implement the Global Settlement (the “Plan”), including the Plan Term Sheet and the entry into the Investment Agreement (as defined below) and the Union Settlement Agreements (as defined below).
     G. Centerbridge will make the New Investment (as defined below) on the terms and on the conditions set forth in the New Investment Term Sheet (as defined below), which sets forth the obligations of Centerbridge to make the New Investment in exchange for certain Convertible Preferred Shares (as defined below) to be issued by Reorganized Dana under a confirmed Plan.
     H. Subject to the terms of this Agreement, the Parties have agreed to work together to attempt to complete the negotiation of the terms of the Plan, as well as to resolve other outstanding issues, and to formulate and facilitate confirmation and consummation of the Plan and the transactions contemplated hereby; provided, however, that Dana will be the sole proponent of the Plan.
     I. In so agreeing, the Parties do not desire and do not intend in any way to avoid, violate or diminish (i) the disclosure, solicitation and other requirements of applicable securities and bankruptcy laws or (ii) the fiduciary duties of the Debtors or any such other Party having such duties.
AGREEMENT
ARTICLE I
OVERVIEW OF CERTAIN DEFINED TERMS

1113/1114 Litigation	Has the meaning set forth in Recital C hereof

Agreement	Has the meaning set forth in the Preamble hereof

Bankruptcy Code	Means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code and as applicable to the Chapter 11 Cases

Bankruptcy Court	Means the United States Bankruptcy Court for the Southern District of New York

Bankruptcy Rules	Mean the Federal Rules of Bankruptcy Procedure

Centerbridge	Has the meaning set forth in the Preamble hereof

Chapter 11 Cases	Has the meaning set forth in Recital A hereof

Confirmation Order	Means the order of the Bankruptcy Court approving the Debtors’ Plan

Convertible Preferred Shares	Means, collectively, the Series A Preferred and the Series B Preferred (both as defined in the New Investment Term Sheet)

Dana	Has the meaning set forth in the Preamble hereof

Debtors	Has the meaning set forth in the Preamble hereof

Disclosure Statement	Means a disclosure statement with respect to the Plan filed by the Debtors with the Bankruptcy Court

Disclosure Statement Order	Means the order of the Bankruptcy Court approving the Debtors’ Disclosure Statement, which shall be in form and substance reasonably acceptable to the USW, the UAW and Centerbridge

Effective Date	Means a day, as determined by the Debtors and reasonably acceptable to Centerbridge, that is the business day as soon as reasonably practicable after all conditions to the effective date set forth in the Plan have been met or waived

Global Settlement	Has the meaning set forth in Recital E hereof

Investment Agreement	Means the agreement to be entered into by the Debtors and Centerbridge, conforming to the New Investment Term Sheet

Motion	Has the meaning set forth in section 2.1 hereof

New Investment	Means the proposed investment in the Reorganized Company by Centerbridge and other potential investors

New Investment Term Sheet	Means that certain “Terms of Centerbridge Investment,” that, among other things, sets forth certain indicative terms for the

New Investment and that is attached hereto as Exhibit B and incorporated herein by reference

Party or Parties	Has the meaning set forth in the Preamble hereof

Plan	Has the meaning set forth in Recital F hereof and shall be in form and substance reasonably acceptable to the USW, the UAW and Centerbridge

Plan Term Sheet	Means the term sheet entitled “Dana Corporation, et al. Critical Elements to be Included in a Plan of Reorganization,” which is attached hereto as Exhibit A and incorporated herein by reference

Reorganized Company	Means the Reorganized Debtors and their nondebtor subsidiaries

Reorganized Dana	Means a corporation that shall be the successor of Dana under a confirmed Plan

Reorganized Debtors	Means the Debtors, or any successor thereto, on or after the Effective Date of the Plan

Termination Event	Has the meaning set forth in section 6.1 hereof

UAW	Has the meaning set forth in the Preamble hereof

Unions	Means the authorized representatives of the USW and UAW

Union Settlement Agreements	Means the settlement agreements reached by and among the Debtors and each of the Unions as of July 5, 2007

USW	Has the meaning set forth in the Preamble hereof

ARTICLE II
OBLIGATIONS OF THE DEBTORS
     The Debtors presently believe that, subject to the exercise of their fiduciary duties as debtors and debtors-in-possession (after consultation with outside legal and financial advisors), prompt consummation of the Plan will facilitate the Debtors’ reorganization and is in the best interests of their creditors, shareholders and other parties-in-interest. Accordingly, the Debtors hereby agree, subject to the exercise of their fiduciary duties as debtors and debtors-in-possession (after consultation with outside legal and financial advisors), to use reasonable best efforts to propose the Plan and prosecute confirmation and consummation thereof. Subject to the foregoing, for as long as this Agreement remains in effect, the Debtors agree to:

     2.1 Prepare and file with the Bankruptcy Court a motion (the “Motion”) seeking an order, which shall be in form and substance reasonably acceptable to the USW, the UAW and Centerbridge, from the Bankruptcy Court (i) approving and authorizing the Debtors to enter into the Union Settlement Agreements, the Investment Agreement and this Agreement; (ii) authorizing payment of the Expense Reimbursement, the Commitment Fee and the Break-up Fee (as such terms are defined in the New Investment Term Sheet) on the terms and conditions set forth in the Investment Agreement; and (iii) determining that the Parties’ entry into, and performance of, their obligations under the Union Settlement Agreements, the Investment Agreement and this Agreement do not violate any law, including the Bankruptcy Code, and do not give rise to any claim or remedy against the Parties; and
     2.2 Engage in good faith negotiations with the other Parties and other parties in interest regarding the Plan, Disclosure Statement and other definitive documents that are consistent with this Agreement and that resolve all unresolved items reflected herein and/or are necessary to the implementation of the transactions contemplated by this Agreement; including, without limitation;
          a. Using reasonable best efforts to negotiate with parties in interest and thereafter file the Plan and the Disclosure Statement by September 3, 2007;
          b. Use reasonable best efforts to obtain entry by the Bankruptcy Court of the Confirmation Order on or before February 28, 2008; and
          c. Use reasonable best efforts to negotiate the Investment Agreement with Centerbridge in order to execute the Investment Agreement on or before July 19, 2007.
ARTICLE III
SUPPORT OBLIGATIONS OF THE USW, THE UAW
AND CENTERBRIDGE
     Unless and until this Agreement has been terminated in accordance with its terms, each of the USW, the UAW and Centerbridge agrees (and shall cause its respective affiliates to agree) that:
     3.1 It will support prosecution, confirmation and consummation of the Plan including without limitation, (i) the entry of the Disclosure Statement Order and (ii) the entry of the Confirmation Order, despite objection or the rejection of the Plan (whether by vote or operation of section 1126(g) of the Bankruptcy Code) by any impaired class; provided, however, that, for the avoidance of doubt, nothing in this subsection is an agreement by any of the USW or the UAW to vote to accept or reject the Plan.
     3.2 It will not, nor will it encourage any other person or entity to, (i) object to, delay, impede, appeal, or take any other action, directly or indirectly, to interfere with, the entry of the Disclosure Statement Order; (ii) commence any proceeding or prosecute, join in, or otherwise support any action to oppose or object to the Plan or Disclosure Statement; and (iii) delay, object to, impede, appeal, or take any other action, directly or indirectly, to interfere with the acceptance or confirmation of the Plan, the entry of the Confirmation Order or the occurrence of the Effective Date.
     3.3 It will engage in good faith negotiations with the other Parties and other parties in interest regarding the Plan, Disclosure Statement and other definitive documents that are consistent with this Agreement and/or are necessary to the implementation of the transactions contemplated by this Agreement; including, without limitation, in the case of Centerbridge, use reasonable best efforts to negotiate the Investment Agreement with the Debtors in order to execute the Investment Agreement on or before July 19, 2007.
     3.4 Centerbridge hereby acknowledges and agrees that it has completed such due diligence review as is required in order to commit to the New Investment and that its obligations hereunder are not subject to any due diligence condition. Without limiting the foregoing, the Debtors will continue to provide Centerbridge with such information and access as it reasonably requests.
ARTICLE IV
PLAN FRAMEWORK
     4.1 The Plan will contain the terms set forth in the Plan Term Sheet and the New Investment Term Sheet, both of which are attached as Exhibits hereto and are incorporated herein by reference.
ARTICLE V
ADDITIONAL AGREEMENTS
     The Parties acknowledge and agree that as a critical and integral part of the Global Settlement, the following agreements must be executed and delivered:
     5.1 The Debtors will execute and deliver the Union Settlement Agreements.
     5.2 The USW and the UAW will execute and deliver their respective Union Settlement Agreement in accordance with their respective constitutions; and
     5.3 The Debtors and Centerbridge will execute and deliver the Investment Agreement.
ARTICLE VI
TERMINATION EVENTS
     6.1 The occurrence of any of the following shall be a “Termination Event”:
          a. The Investment Agreement has not been executed on or before July 19, 2007;

          b. The termination of the Investment Agreement once executed;
          c. The termination of any one of the Union Settlement Agreements;
          d. The Plan fails to become effective on or before May 1, 2008;
          e. Any court shall declare, in a final, non-appealable order, this Agreement to be unenforceable;
          f. The Debtors obtain approval of a disclosure statement other than the Disclosure Statement; or
          g. The Motion is denied by the Bankruptcy Court.
     6.2 All obligations hereunder of all Parties shall terminate and shall be of no further force and effect:
          a. Automatically, and without written notice, upon the occurrence of the Termination Events described in Subsections 6.1(b), (c), (e), (f) and (g) above;
          b. Unless waived in writing by all Parties, upon written notice by one Party upon the occurrence of the Termination Events described in Subsection 6.1(d) above;
          c. Upon written notice of Centerbridge or Dana to the other Parties, upon the occurrence of the Termination Event described in Section 6.1(a); and
          d. Automatically, and without written notice, immediately prior to the issuance of the common stock and Convertible Preferred Shares contemplated by the Plan and the Investment Agreement.
ARTICLE VII
GOVERNING LAW; JURISDICTION; VENUE
     This Agreement shall be governed and construed in accordance with the internal laws of the State of New York without regard to any conflict of law provision that could require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees that the Bankruptcy Court will retain exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement. Each Party further agrees to waive any objection based on forum non conveniens. Each Party waives any right it may have to a trial by jury and consents to the Bankruptcy Court hearing and determining any matters related to the construction, interpretation or enforcement of this Agreement and the Investment Agreement without regard to whether such matter is a core matter within the meaning of 28 U.S.C. § 157(b).

ARTICLE VIII
IMPLEMENTATION
     8.1 After execution of this Agreement by all Parties, the Debtors will file the Motion with the Bankruptcy Court. The USW and the UAW will timely file statements in support of the Motion with the Bankruptcy Court.
     8.2 The Parties agree to negotiate in good faith all of the documents and transactions described in, or in connection with, this Agreement.
ARTICLE IX
GENERAL PROVISIONS
     9.1 It is an express condition to the effectiveness of this Agreement that (a) the Bankruptcy Court shall have entered an order approving the Motion and (b) the Union Settlement Agreements shall have been executed by the Debtors, and the relevant Union Settlement Agreement shall have been approved, executed and delivered by the USW or the UAW, as applicable, in accordance with their respective constitutions.
     9.2 Except as expressly provided in this Agreement, nothing contained herein (a) is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests; (b) may be deemed an admission of any kind; or (c) effects a modification of any existing agreement until such time as the Bankruptcy Court may have approved such modification. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto are not admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.
     9.3 Centerbridge shall promptly deliver to the Debtors, the USW and the UAW written notice upon the termination of the Investment Agreement. The Debtors shall promptly deliver to Centerbridge, the USW and the UAW written notice upon the termination of the Investment Agreement.
     9.4 The USW and/or the UAW shall deliver to the Debtors, the USW or the UAW (as applicable) and Centerbridge written notice upon the termination of any one of the Union Settlement Agreements as and when provided therein.
     9.5 Each Party hereby acknowledges that this Agreement is not, and shall not be deemed to be, a solicitation to accept or reject a plan or the Plan in contravention of section 1125(b) of the Bankruptcy Code. Each Party further acknowledges that no securities of any Debtor are being offered or sold hereby and that this Agreement does not constitute an offer to sell or a solicitation of an offer to buy any securities of any Debtor.

     9.6 Each Party, severally and not jointly, represents, covenants, warrants and agrees to each other Party, only as to itself and not as to each of the others, that the following statements, as applicable, are true, correct and complete as of the date hereof:
          a. It has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder;
          b. It is duly organized, validly existing, and in good standing under the laws of its state of organization and it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
          c. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; provided, however, that the Debtors’ authority to enter into this Agreement is subject to Bankruptcy Court approval;
          d. This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof, subject to entry of the order approving the Motion;
          e. The execution, delivery, and performance by it (when such performance is due) of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its affiliates or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its affiliates is a party; and
          f. There are no undisclosed agreements or commitments between or among the Parties regarding matters subject to the terms of this Agreement.
     9.7 Except as otherwise specifically provided herein, this Agreement may not be modified, waived, amended or supplemented unless such modification, waiver, amendment or supplement is in writing and has been signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.
     9.8 This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives; provided, however, that nothing contained in this subsection shall be deemed to permit sales, assignments, delegations or transfers of this Agreement or any Party’s rights or obligations hereunder.
     9.9 Nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.

     9.10 All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses:
a.	If to the Debtors, to:
Dana Corporation
4500 Dorr Street
Toledo, OH 43615
Facsimile: (419) 535-4790
Attention: Marc S. Levin, Esq.
with a copy to:
Jones Day
222 East 41st Street
New York, NY 10017
Facsimile: (212) 755-7306
Attention: Corinne Ball, Esq.
                 Marilyn W. Sonnie, Esq.

b.	If to the USW, to:
United Steelworkers
Five Gateway Center
Pittsburgh, PA 15222
Facsimile: (412) 562-2429
Attention: David R. Jury, Esq.
c.	If to the UAW, to:
International Union, UAW
Solidarity House
8000 East Jefferson Avenue
Detroit, MI 48214
Facsimile: (313) 926-5240
Attention: Niraj R. Ganatra, Esq.
d.	If to Centerbridge, to:
Centerbridge Partners, L.P.
31 West 52nd Street, 16th Floor
New York, NY 10019
Facsimile: (212) 301-6501
Attention: Jeff Aronson
                  Brent Buckley
with a copy to:
Willkie Farr Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Facsimile: (212) 728-8111
Attention: Matthew A. Feldman, Esq.
                  Jeffrey R. Poss, Esq.
     9.11 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed signature page of this Agreement.
     9.12 This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written, with respect to such subject matter, provided, however, that upon execution of the Investment Agreement by the parties thereto, the Investment Agreement will supercede the New Investment Term Sheet. This Agreement is the product of negotiations among the Parties and represents the Parties’ intentions. In any action to enforce or interpret this Agreement, this Agreement shall be construed in a neutral manner, and no term or provision of this Agreement, or this Agreement as a whole, shall be construed more or less favorably to any Party.
     9.13 The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint. Any breach of this Agreement by any Party shall not result in liability for any other non-breaching Party.
[Remainder of page intentionally blank; remaining pages are signature pages.]

     IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized representatives as of the date first above written.

DANA CORPORATION
By:	/s/ Michael J. Burns
	Name:	Michael J. Burns
	Title:	Chairman and CEO Dana Corporation

UNITED STEELWORKERS
By:	/s/ David R. Jury
	Name:	David R. Jury
	Title:	Associate General Counsel

INTERNATIONAL UNION, UAW
By:	/s/ Niraj R. Ganatra
	Name:	Niraj R. Ganatra
	Title:	Associate General Counsel

CENTERBRIDGE CAPITAL PARTNERS, L.P.
By:	/s/ Jeffrey H. Aronson
	Name:	Jeffrey H. Aronson
	Title:	Authorized Signatory

Exhibit A to Plan Support Agreement
in re Dana Corporation, et al.
CRITICAL ELEMENTS TO BE INCLUDED IN A
PLAN OF REORGANIZATION
          This Term Sheet summarizes certain of the principal terms and conditions of a chapter 11 plan of reorganization (the “Plan”) of Dana Corporation (“Dana”) and its debtor subsidiaries (each, a “Debtor” and, collectively, the “Debtors”) to be proposed by the Debtors in the Debtors’ chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York as an integral part of the resolution and settlement of (a) the proceedings under 11 U.S.C. §§ 1113 and 1114 between (i) the Debtors and, respectively, (ii) the United Steelworkers (“USW”) and (iii) the International Union, UAW (“UAW”); and (b) all other issues among the Debtors and each of the USW and the UAW ( the “Global Settlement”).
          This Term Sheet is attached as Exhibit A to a plan support agreement (the “PSA”) among (a) the Debtors, (b) the Unions (as defined below), (c) Centerbridge Capital Partners, L.P. (“Centerbridge”). In the PSA, the Unions agree to support, and will commit to not oppose, a Plan that includes the terms and conditions set forth in this Term Sheet. Upon execution of the PSA, this Term Sheet is intended to be binding on the signatories of the PSA in accordance with the terms of the PSA, which will be subject to Bankruptcy Court approval. Notwithstanding the foregoing, this Term Sheet remains subject to, among other things, (a) resolution of any terms or items set forth herein that are bracketed or indicated as “to be determined;” (b) acceptable definitive documentation of all matters contemplated herein, including the Plan and any agreements specifically contemplated in this Term Sheet; and (c) the fiduciary duties of the Debtors. No vote in favor of any Plan is being solicited by or agreed to by this Term Sheet.
          Notwithstanding anything to the contrary set forth herein, this Term Sheet is being provided as part of settlement discussions and, therefore, shall be treated as such pursuant to Federal Rule of Evidence 408 and all bankruptcy and state law equivalents until such time as it is final and fully executed.
1. Certain Defined Terms

Bondholders	Means, collectively, the holders of: (i) the $150 million of 6.5% unsecured notes due March 15, 2008; (ii) the $350 million of 6.5% unsecured notes due on March 1, 2009; (iii) the $250 million of 10.125% unsecured notes due on March 15, 2010; (iv) the $575 million of 9.0% unsecured notes due August 15, 2011; (v) the € 200 million of 9% unsecured notes due August 15, 2011; (vi) the $450 million of 5.85% unsecured notes due on January 15, 2015; (vii) the $200 million of 7.0% unsecured notes due on March 15, 2028; and (viii) the $400 million of 7.0% unsecured notes due on March 1, 2029.

Consolidated Debtors	[To be defined]

DB Plan	Means a defined benefit pension plan covering employees that are represented by the USW or the UAW.

DIP Facility	Means the Debtors’ existing debtor-in-possession credit facility, subject to any amendment thereto.

Effective Date	Means a day, as determined by the Debtors and that is reasonably acceptable to Centerbridge, that is the business day as soon as reasonably practicable after all conditions to the Effective Date in the Plan have been met or waived.

Emergence Liquidity	Means, as of the Effective Date, the sum of (i) cash and cash equivalents of the Debtors and their subsidiaries and (ii) unused commitments under the Exit Facility after giving effect to all cash distributions to be made on the Effective Date pursuant to the Plan.

Excess Distributable Cash	Means cash of the Reorganized Debtors in excess of the minimum cash required to operate the business on the Effective Date and thereafter.

Exit Facility	Means a senior secured financing facility to be entered into on the Effective Date by and among the Reorganized Debtors and the lenders party thereto, as determined prior to emergence through a competitive financing process run by the Debtors’ financial advisor and investment banker, Miller Buckfire & Co., LLC, subject to the covenant set forth below.

New Investment Term Sheet	Means that certain “Term Sheet of Centerbridge Investment,” which, among other things, sets forth certain indicative terms for the proposed investment in the Reorganized Company by Centerbridge and its affiliates and other potential investors, which will be attached as Exhibit B to the PSA.

Non-Core Businesses	Means those businesses to be specified by the Debtors and disclosed in confidence to the Unions, the Creditors’ Committee and Centerbridge. The Company represents that it has previously identified to the Unions those Non-Core Businesses that include UAW or USW represented facilities. Subject to any prepayment requirements set forth in the DIP Facility, proceeds from the sale of Non-Core Businesses will be used to fund operations or distributions under the Plan.

Reorganized Company	Means the Reorganized Debtors and their nondebtor subsidiaries.

Reorganized Debtors	Means the Debtors, or any successor thereto, on or after the Effective

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Date of the Plan.

Union Consent	Unless otherwise expressly agreed, “Union Consent” shall mean the agreement of the respective International President of the UAW or USW (or any designee of such officer).

Unions	Means the authorized representatives of the USW and the UAW.

Union Settlement Agreements	Means the settlement agreements reached by and among the Debtors and each of the Unions as of July 5, 2007.

Unsecured Claims	Means unsecured nonpriority claims other than (i) convenience class claims, (ii) asbestos personal injury claims and (iii) any claims of the non-union retirees represented by the Official Committee of Non-Union Retirees.

Unsecured Creditors	Means the holders of Unsecured Claims against the Consolidated Debtors.
2. New Investment

New Investment	On the Effective Date, there shall be an investment made in the Reorganized Company as described in the New Investment Term Sheet.
3. Termination Events

Termination Events	The New Investment Term Sheet and the Union Settlement Agreements shall each contain certain specified termination events and remedies therefor.
4. Certain Emergence Covenants and Other Terms

Leverage Limitation	The total amount of funded debt at emergence shall not exceed $1.5 billion.

Minimum Emergence Liquidity	Upon emergence, the Reorganized Debtors’ Minimum Emergence Liquidity will be reasonably acceptable to the Unions and Centerbridge.

Exit Facility	The Debtors shall obtain an Exit Facility upon emergence to, among other things, refinance the DIP Facility, provide liquidity through short-term borrowings for working capital and general corporate purposes, and permit the issuance of letters of credit. The Exit Facility will be with

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parties and on market terms reasonably acceptable to Centerbridge; provided, that the Debtors shall have the obligation to consult with Centerbridge regarding such terms and parties.

Union Settlement Agreement Obligations	The Plan will conform to the Union Settlement Agreements in terms of providing reasonable certainty, acceptable to the Debtors and the Unions, as to the source and the amount of cash required to meet the Debtors’ cash payment obligations as set forth in the Union Settlement Agreements. The Plan shall provide for the Unions’ Claim as described in the Union Settlement Agreements.

Treatment of Unsecured Creditors	Unsecured Creditors will receive, on account of their allowed Unsecured Claims, their pro rata portion of shares of common stock of the Reorganized Company and/or Excess Distributable Cash if it is determined that Excess Distributable Cash is available. Distributions to the Unions shall be governed by the terms of the Union Settlement Agreements.

Initial Management	The Plan shall contain a process whereby the individuals who are expected to serve on the New Board shall negotiate, in consultation with Centerbridge, employment agreements with the senior management team which shall be market employment agreements in form and substance reasonably acceptable to Centerbridge, which employment agreements will be subject to approval by the Board of Directors of the Reorganized Company on the Effective Date.

Tax Attributes To Be Preserved	Unless otherwise agreed by the New Investor and Debtors, the investments under the Plan, as well as any relevant Plan provisions, will be structured so as to preserve the ability of the Debtors and the Reorganized Debtors to qualify for tax benefits available under IRC section 382(l)(5).

No Sale of Core Businesses Prior to Emergence	Except for the sale of the Non-Core Businesses and in addition to any requirements, or consents required by the lenders, under the DIP Facility, the Debtors will not sell any business line within the Automotive Systems Group or the Commercial Vehicles Group prior to the Effective Date without Union Consent or the consent of Centerbridge.

Successorship and Sales Post Emergence	The Debtors will emerge from chapter 11 with their businesses other than the Non-Core Businesses (the “Core Businesses”) intact. Limitations on the Reorganized Debtors’ ability to sell, transfer or distribute substantially all of the stock or assets of any of the Core Businesses shall be addressed, if at all, in the Union Settlement Agreement and related individual collective bargaining agreements.

Outside Effective Date	The PSA and this Term Sheet shall expire and be of no further effect if the Plan fails to become effective on or before May 1, 2008 (the “Outside

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Effective Date”).

Union VEBAs	The Plan will provide that consideration will be paid into separate, Union-specific voluntary employees’ benefit associations to be established pursuant to the Union Settlement Agreements in the amount set forth therein and that, upon such funding, the Debtors shall have no further obligation (whether ongoing or by claims against their estates) for the provision of non-pension benefits to UAW and USW retirees.

LTD Claims	The claims, if any, of the members of the UAW or the USW that are receiving Long Term Disability shall be deemed settled (in accordance with the applicable Union Settlement Agreement) and shall not be entitled to vote to accept or reject the Plan due to the provisions for funding the Union VEBAs on account of such claims set forth in the Union Settlement Agreements.

Acceptance and Rejection Provisions	Other than as set forth herein, the Plan will contain customary provisions regarding the acceptance of the Plan by impaired and unimpaired classes and the deemed rejection by certain classes.

Cramdown	To the extent that any impaired class rejects the Plan or is deemed to have rejected the Plan, the Debtors reserve the right to seek, and the Unions and Centerbridge agree to support, confirmation of the Plan under 11 U.S.C. § 1129(b).

Defined Benefit Pension Plans	The Plan will not provide for or be conditioned upon the distress termination of any DB Plan pursuant to section 4041(c) of ERISA, 29 U.S.C. § 1341(c), nor shall the Debtors (or any Plan sponsored by the Debtors) seek a standard termination of any DB Plan. In addition, the Debtors agree to oppose any involuntary termination sought pursuant to Section 4042 of ERISA, 29 U.S.C. § 1342 of any DB Plan.

Collective Bargaining Agreements	The Plan will provide for the (i) assumption by the Debtors of the new collective bargaining agreements to be entered by the Debtors and the UAW or USW as contemplated by the Union Settlement Agreement at the following bargaining units: (a) Fort Wayne, IN — Local Union 903; (b) Henderson, KY — Local Union 9443-02; (c) Marion, IN — Local Union 113; (d) Auburn Hills, MI - UAW Local 771; (e) Rochester Hills UAW Local 771; (f) Longview, TX UAW Local [TBD]; (g) Lima, OH — UAW Local 1765; (h) Elizabethtown, KY - UAW Local 3047; and (i) Pottstown, PA — UAW Local 644; (ii) the assumption of the respective Neutrality Agreements as contemplated by the Union Settlement Agreements, and (iii) the assumption of any and all other related agreements necessary to effect the Union Settlement Agreements.

5

Takeover Protections	The Reorganized Company will have a customary rights plan but will not have a classified Board of Directors.

New Board	The Board of Directors of the Reorganized Company shall be as set forth in the New Investment Term Sheet.

6

July 5, 2007
Dana Corporation
Exhibit B to Plan Support Agreement
Terms of Centerbridge Investment
     Set forth below is a summary of certain indicative terms for the proposed investment (the "Investment”) by Centerbridge Capital Partners, L.P. and its affiliates and other potential investors into Dana Corporation. This summary is attached as an exhibit to a Plan Support Agreement among Centerbridge, Dana Corporation (“Dana”) and its debtor affiliates, the UAW and USW (collectively, the “Unions”) and the other parties thereto (the “Plan Support Agreement”). The Investment is contemplated to be made upon the effective date of a confirmed Plan of Reorganization for Dana Corporation and its debtor affiliates under chapter 11 of the United States Bankruptcy Code with the express support of Dana Corporation and its financial and legal advisors.
     The terms set forth below are intended to provide a framework for a proposed transaction and do not constitute a binding agreement with respect to the specific transaction structure contemplated herein except as specifically set forth in the Plan Support Agreement. Capitalized terms used herein but not defined shall have the meaning assigned to them in the Plan Support Agreement and exhibits thereto.
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Definitions
Alternative Investment shall mean any alternative investment to the Investment, which provides for the sale of a minority equity interest in the Company that would be an alternative to the Investment, the terms of which the board of directors of Dana (the “Board”), after consultation with its outside legal counsel and its independent financial advisor, determines in good faith to be superior to the terms of the Investment, taking into account all legal, financial, regulatory and other aspects of such Alternative Investment, the likely time to consummation of the Alternative Investment, the termination rights of the Unions set forth in the separate agreements between the Debtor and the Unions and any amendments to the Investment proposed by Centerbridge during the five business day period after the Debtor gives Centerbridge notice and information concerning the proposed Alternative Investment.

Alternative Majority Investment shall mean any alternative investment to the Investment, other than an Alternative Investment, which provides for the sale of a majority equity interest in the Company that would be an alternative to the Investment, the terms of which the Board, after consultation with its outside legal counsel and its independent financial advisors, determines in good faith to be more favorable to the bankruptcy estate of the Debtor than the Investment and the Plan, taking into account all legal, financial, regulatory and other aspects of such Alternative Majority Investment, the likely time to consummation of the Alternative Majority Investment, and the termination rights of the Unions set forth in the separate agreements between the Debtor and the Unions.

Alternative Transaction shall mean any transaction, other than an

Dana Corporation

Alternative Investment or Alternative Majority Investment, between the Debtor and any party other than Centerbridge, involving the sale of all or substantially all of the assets of the Debtor as a going concern and not as a liquidation, the terms of which the Board, after consultation with its outside legal counsel and its independent financial advisors, determines in good faith to be more favorable to the bankruptcy estate of the Debtor than the Investment and the Plan, taking into account all legal, financial, regulatory and other aspects of such Alternative Transaction, the likely time to consummation of the Alternative Transaction, and the termination rights of the Unions set forth in the separate agreements between the Debtor and the Unions.

Alternative Stand-Alone Plan shall mean any plan of reorganization, not involving any Alternative Investment, Alternative Majority Investment or Alternative Transaction, proposed by the Debtor without any party providing equity financing, which the Board, after consultation with its outside legal counsel and its independent financial advisors, determines in good faith to be more favorable to the bankruptcy estate of the Debtor than the Investment and the Plan, taking into account all legal, financial, regulatory and other aspects of such Alternative Stand-Alone Plan, the likely time to consummation of the Alternative Stand-Alone Plan, and the termination rights of the Unions set forth in the separate agreements between the Debtor and the Unions.

Break-up Fee shall mean an amount equal to (a) $15 million (3% of the aggregate of the Series A Preferred Liquidation Preference and the Series B-1 Preferred Liquidation Preference) if payable in connection with an Alternative Investment, or (b) $22.5 million (4.5% of the aggregate of the Series A Preferred Liquidation Preference and the Series B-1 Preferred Liquidation Preference) if payable in connection with an Alternative Transaction, an Alternative Majority Investment or an Alternative Stand-Alone Plan. The Break-up Fee shall be a superpriority administrative expense claim.

Commitment Fee shall mean a fee of $3,500,000 (1.75% of the Series B-1 Preferred Liquidation Preference) in consideration of Centerbridge’s commitment to purchase the Series B-1 Preferred. The Commitment Fee shall be a superpriority administrative expense claim.

Conversion Price shall mean the Distributable Market Equity Value Per Share times 0.83. The Conversion Price will be subject to customary adjustment provisions with respect to stock splits, re-combinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the Conversion Price and the issuance of additional shares at a price less than the Conversion Price, but excluding issuances of any of the

Dana Corporation

foregoing (i) to directors or employees of Dana so long as such issuance is approved by the New Board and (ii) as consideration for the acquisition of a business that is approved by stockholders of the Company.

Distributable Market Equity Value Per Share shall mean the per share value that is determined by calculating the 20-day volume weighted average trading price of the New Common Stock, determined using the closing trading price of the New Common Stock from the first business day after the Effective Date through the twenty-third business day after the Effective Date, after disregarding the highest and lowest closing trading price during such period.

Distributable Shares equals the number of shares of New Common Stock issued on the Effective Date of the Plan.

Expense Reimbursement shall mean payment by Debtor to Centerbridge of an amount equal to up to $4 million for Centerbridge’s reasonably incurred out-of-pocket costs and expenses incurred in connection with the Investment on or prior to the date the Expense Reimbursement is payable. The Expense Reimbursement shall be a superpriority administrative expense claim.

Fully Diluted Shares shall mean the sum of Distributable Shares plus the Number Of Shares Of Common Stock Equivalent Shares Of Preferred Stock.

Liquidation Preference shall mean the aggregate of the Series A Preferred Liquidation Preference and the Series B Preferred Liquidation Preference.

Liquidity Event shall mean any restructuring, judicial or non-judicial liquidation or reorganization by the Company (but not including any internal restructuring), any sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, any merger or similar transaction involving a change of control of the Company or any public offering for cash (other than in connection with an acquisition) unless, in the case of such public offering, the holders of Series A Preferred or Series B Preferred, as applicable, are given the opportunity to participate in the public offering on a pro rata basis.

New Common Stock shall mean the common stock of the Company issued pursuant to the Plan.

Number Of Common Stock Equivalent Shares Of Preferred Stock shall equal the aggregate of the Series A Preferred Liquidation Preference and the Series B Preferred Liquidation Preference divided by the Conversion Price.

Dana Corporation

Qualified Creditors shall mean a finite number, to be agreed upon by Centerbridge and the Company, of the largest holders of claims against the Debtor, excluding the Unions, with the size of such holdings determined as of July 5, 2007, each of whom (a) is a “qualified institutional buyer” as such term is defined in Rule 144A promulgated under the Securities Act and (b) has such other objective characteristics as reasonably determined by Centerbridge.

Series A Nominating Committee shall mean a committee of the New Board that consists of three directors, two of whom shall be chosen by Centerbridge.

Series A Preferred Liquidation Preference shall mean in the aggregate $300 million plus accrued but unpaid dividends.

Series B Preferred Liquidation Preference shall mean the sum of the Series B-1 Preferred Liquidation Preference and the Series B-2 Preferred Liquidation Preference.

Series B-1 Preferred Liquidation Preference shall mean in the aggregate $200 million plus accrued but unpaid dividends.

Series B-2 Preferred Liquidation Preference shall mean in the aggregate up to $250 million plus accrued but unpaid dividends.

Issuer:	New Dana Corporation (the “Company”), a corporation which shall be the successor under a confirmed plan of reorganization (the “Plan”) of Dana Corporation and its debtor affiliates (collectively, the “Debtor”), as debtor-in-possession in the chapter 11 reorganization case (the “Bankruptcy Case”), pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Plan Investors:	For the Series A Preferred, an investment vehicle which will be owned by certain funds and accounts to be designated and managed, directly or indirectly, by Centerbridge Capital Partners, L.P. and its affiliates (collectively, “Centerbridge”) and for the Series B Preferred, Centerbridge and the Qualified Creditors (collectively with Centerbridge, the “Plan Investors”).

Definitive Agreements:	The definitive agreements for the investment described herein are expected to include an Investment Agreement, to which documents that will be effective as of the Effective Date will be attached as Exhibits: the Preferred Stock Designations (part of the Company charter), a Stockholders Agreement, a Registration Rights Agreement and other agreements as specified in the Investment Agreement. The Series B Preferred will be purchased pursuant to Subscription Agreements.

Securities to be	At the effective date (the “Effective Date”) of the Plan related to the

Dana Corporation

Issued:	Debtor’s chapter 11 proceedings, the 4% Series A Convertible Preferred Stock, par value per share to be determined, (the “Series A Preferred”) will be purchased by Centerbridge for an amount equal to the Series A Preferred Liquidation Preference.

At the Effective Date, the 4% Series B-1 Convertible Preferred Stock, par value per share to be determined, (the “Series B-1 Preferred”) will be purchased by Qualified Creditors or Centerbridge or its designees for an amount equal to the Series B-1 Preferred Liquidation Preference, all in transactions exempt from registration under the U.S. securities laws and subject to the requirements of the Bankruptcy Code.

At the Effective Date, the 4% Series B-2 Convertible Preferred Stock, par value per share to be determined, (the “Series B-2 Preferred” and together with the Series B-1 Preferred, the “Series B Preferred”) will be issued by the Company in an amount equal to the Series B-2 Preferred Liquidation Preference to the extent subscribed for by Qualifed Creditors and Centerbridge shall use reasonable best efforts to identify Qualified Creditors eligible to purchase shares of Series B-2 Preferred, but will not itself purchase any shares of Series B-2 Preferred, all in transactions exempt from registration under the U.S. securities laws and subject to the requirements of the Bankruptcy Code,

Mandatory Conversion into New Common Stock:	The Company may convert all, but not less than all, of the outstanding Series A Preferred and Series B Preferred on or after the fifth anniversary of the Effective Date at the Conversion Price; provided, that no such conversion may be made unless the trading value of New Common Stock shall have exceeded 140% of the Distributable Market Equity Value Per Share at the close of trading for at least 20 consecutive trading days occurring on or after the fifth anniversary of the Effective Date. The holders of Series A Preferred and Series B Preferred entitled to registration rights will be given sufficient advance notice of the conversion in order to permit them to exercise their registration rights.

Conversion of Series A Preferred and Series B Preferred to New Common Stock	Subject to the Lock Up described below, at any time the holders of the Series A Preferred and Series B Preferred shall each have the right, without any payment by the holder thereof, to convert such shares into New Common Stock at the Conversion Price. Upon conversion, the holder of a Series A Preferred or Series B Preferred shares will receive a number of shares of common stock equal to the liquidation preference applicable to such share divided by the Conversion Price.

Ranking:	The Series A Preferred shall rank senior to the Series B Preferred with respect to any distributions upon liquidation, dissolution or winding up of the Company. The Series A Preferred and the Series B Preferred shall each rank senior to any other class or series of capital stock of the Company, including New Common Stock, with respect to any distributions upon liquidation, dissolution or winding up of the Company.

Dana Corporation

Dividends:	Each share of Series A Preferred and Series B Preferred shall be entitled to receive, on a pari passu basis, dividends and distributions at an annual rate of 4.0% of the Series A Preferred Liquidation Preference and the Series B Preferred Liquidation Preference thereof, respectively, payable quarterly in cash. Unpaid dividends shall accrue and be added to such liquidation preference.

Preference with Respect to Dividends:	Each holder of Series A Preferred and Series B Preferred shall, prior to the payment of any dividend or distribution in respect of the New Common Stock or any other class of capital stock of the Company ranking junior to such Preferred Stock, be entitled to be paid in full , on a pari passu basis, the dividends and distributions payable in respect of such Preferred Stock.

Board of Directors:	So long as at least $150 million of the Series A Preferred Liquidation Preference is owned by Centerbridge, the following provisions shall be effective:

Initially, the board of directors (the “New Board”) of the Company shall consist of seven directors, (i) two of whom shall initially be chosen by Centerbridge, (ii) one of whom shall be initially chosen by Centerbridge who shall be “independent,” (iii) two of whom shall initially be chosen by representatives of the Debtor’s official unsecured creditor’s committee (the “Creditors’ Committee”), which shall be “independent,” (iv) one of whom shall be chosen by the Creditors’ Committee from a list of at least three candidates (all of whom shall be “independent”) provided by Centerbridge to the Creditors’ Committee and (v) one of whom shall be the Chief Executive Officer of the Company.

So long as at least $150 million of the Series A Preferred Liquidation Preference is owned by Centerbridge, the following provisions shall be effective, beginning at the next shareholders meeting at which directors are elected: the New Board shall consist of seven directors, (i) two of whom may be designated by Centerbridge for nomination for election by the Series A Preferred in a class vote, (ii) one of whom may be designated by Centerbridge for election by the Series A Preferred in a class vote but who must be “independent,” (iii) one of whom will be designated by a unanimous vote of the Series A Nominating Committee for election by all shareholders and (iv) the remainder of whom shall be nominated by the New Board for election by all shareholders.

For the avoidance of doubt, any director designated by Centerbridge that is required to be “independent” as set forth above must be “independent” as defined in the NYSE rules (or at such time after the Effective Date as the Company’s common stock is listed on another stock exchange that has an independence requirement for directors, the rules of that stock exchange) of both the Company and Centerbridge.

Series A and Series B Preferred will in any event each be entitled to elect

Dana Corporation

directors in the event that their dividends are in default to the extent required by stock exchange rule, provided that any director designated pursuant to either the second or third paragraphs above under this section “Board of Directors” will count toward this requirement.

Voting Power:	The Series A Preferred and Series B Preferred will vote together with the New Common Stock, all as a single class, on an as-converted basis, provided, however, that in the event that the Conversion Price would result in Centerbridge beneficially owning Series A Preferred, Series B Preferred or New Common Stock that in the aggregate has voting power in excess of 40% of the voting power of the Fully Diluted Shares, Centerbridge will vote such excess shares of Series A Preferred, Series B Preferred or New Common Stock in the same proportion as the votes cast by the non-Centerbridge-affiliated holders of Series A Preferred, Series B Preferred and New Common Stock.

Approval Rights:	For as long as at least 50% of the aggregate of the Series A Preferred Liquidation Preference is outstanding, the Company shall not, and shall not permit its subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (i) the Company shall provide to the holders of the Series A Preferred at least 20 business days advance notice and (ii) the Company shall not have received, prior to the 10th business day after the receipt of such notice by a majority of the holders of the Series A Preferred Liquidation Preference, written notice from the holders of a majority of the Series A Preferred Liquidation Preference that such holders object to such action:

•	a sale, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis;

•	any merger or consolidation involving a change of control of the Company;

•	any action to liquidate the Company;

•	any issuance of equity securities or rights to acquire equity securities at less than fair market value;

•	declaration or payment of any dividends in cash or other assets (other than additional shares of New Common Stock); and

•	any amendment of the Company’s charter.

For as long as Centerbridge owns at least 50% of the aggregate of the Series A Preferred Liquidation Preference, the Company shall not, and shall not permit its subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) without the prior written consent of Centerbridge:
•	any transaction with any officer, director or greater than 10% stockholder other than officer and director compensation arrangements and transactions that are not material to the Company;

Dana Corporation
•	the issuance of any security senior to or pari passu with the Series A Preferred or the Series B Preferred subject to the paragraph below immediately following these bullets (a “Senior/Pari Passu Issuance”);

•	any amendment of the Company’s by-laws that materially adversely affects the rights of Centerbridge or the Company’s shareholders generally; and

•	other than pursuant to any conversion provisions set forth herein, any redemption, repurchase or other acquisition of shares of capital stock involving aggregate payments in excess of $10 million during any 12 month period after the Effective Date; provided, however, any repurchase of capital stock from a terminated employee shall not be included in such aggregate payment limitations so long as such repurchase is approved by the New Board, and any cashless exercises pursuant to the terms of the underlying security shall be excluded from the foregoing restriction.

The limitation on Senior/Pari Passu Issuances shall not apply to debt or lease financing or guarantees or lien, mortgage or security interests which constitute re-financings, replacements and extensions thereof that are (i) on prevailing market terms with respect to the economics thereof, and (ii) on substantially the same terms (including with respect to the obligors, tenor, security and ranking) as the obligations being refinanced, replaced or extended with respect to other terms.

Centerbridge and non-Centerbridge Plan Investors shall not receive compensation or remuneration of any kind in connection with their exercise or non-exercise of voting or other rights under the Series A Preferred and Series B Preferred.

Registration Rights:	Holders of Series A Preferred and Series B Preferred shall be entitled to registration rights as set forth below. The registration rights agreements shall contain customary terms and provisions consistent with such terms, including customary hold-back, cutback and indemnification provisions.

Demand Registrations. Following the time that the Company is eligible to use Form S-3, the holder of the Series A Preferred shall be entitled to four demand registrations and the holders of Series B Preferred shall be entitled to four demand registrations. If the Company is not eligible to use Form S-3, the holders of the Series A Preferred and the Series B Preferred shall each be entitled to one demand registration. Any demand registration may, at the option of the holder be a “shelf” registration pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”); provided, however, that the Company will not be required to keep any “shelf” registration effective for any period greater than three months. All registrations will be subject to customary “windows.”

Piggyback Registrations. In addition, the holders of Registrable

Dana Corporation

Securities shall be entitled to unlimited piggyback registration rights, subject to customary cut-back provisions.

Registrable Securities: The Series A Preferred, any shares of New Common Stock issuable upon conversion of the Series A Preferred, the Series B Preferred, any shares of New Common Stock issuable upon conversion of the Series B Preferred, any other shares of common stock held by the Plan Investors (including shares acquired upon the exercise of preemptive rights), and any additional securities issued or distributed by way of a dividend or other distribution in respect of any securities. Securities shall cease to be Registrable Securities upon sale to the public pursuant to a registration statement or Rule 144, or when all shares held by a Plan Investor may be transferred without restriction pursuant to Rule 144(k) or are otherwise freely saleable under securities laws. Series B Preferred and New Common Stock into which it is converted will only be entitled to registration rights to the extent their securities were issued in a private placement.

Expenses. All registrations shall be at the Company’s expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, fees and expenses of one counsel for all holders selling Registrable Securities in connection with any such registration.

Pre-emptive Rights:	So long as Centerbridge beneficially owns, in the aggregate, at least 50% of the shares of Series A Preferred, the holder of Series A Preferred shall be entitled to participate pro rata in any offering of equity securities of the Company, other than with respect to (i) shares issued or underlying options issued to management and employees and (ii) shares issued in connection with business combination transactions.

Lock Up:	During the first two-month period after the Effective Date, the holders of Series A Preferred and Series B Preferred shall not transfer or sell such stock to any third party or convert any Series A Preferred or Series B Preferred into New Common Stock, provided, however, that the holders of such stock may transfer such stock to such holders’ affiliates who agree to be bound by the same agreements with the Company.

During the 34 months following the first two-month period after the Effective Date, the holder of Series A Preferred shall not (i) transfer or sell more than $150 million of Series A Preferred (measured by Series A Liquidation Preference) to any third party; provided, however, the holder of Series A Preferred may transfer such stock to such holders’ affiliates who agree to be bound by the same agreements with the Company; or (ii) convert more than $150 million of Series A Preferred (measured by Series A Preferred Liquidation Preference) to New Common Stock.

Notwithstanding the foregoing, in the event a Liquidity Event occurs, the

Dana Corporation

foregoing restrictions in this section shall automatically terminate.

Shorting of New Common Stock	The holders of the Series A Preferred and the Series B Preferred, either directly or indirectly, shall not engage in any natural or synthetic transaction that has the economic effect of paying the holder of such stock in event of a decrease in the value of the New Common Stock.

Reporting Requirements:	The Company shall not deregister or suspend registration of its common stock under Section 12 or 15 of the Securities Exchange Act of 1934.

Management:	The Plan shall contain a process whereby the individuals who are expected to serve on the New Board shall negotiate, in consultation with Centerbridge, employment agreements with the senior management team which shall be (i) market employment agreements in form and substance reasonably acceptable to Centerbridge, and (ii) subject to approval by the New Board on the Effective Date.

Right to Match:	Prior to the Board terminating the Investment Agreement in connection with an Alternative Investment, Centerbridge shall have the right to offer to amend the terms of the Investment and the Board will take that into account as described in the definition of Alternative Investment above. The Board will have the right to terminate the Investment Agreement in connection with entering into definitive agreements with respect to an Alternative Investment, an Alternative Majority Investment or an Alternative Transaction or to pursue an Alternative Stand-Alone Plan, subject to the Debtor’s obligations under Break-up Fee and Expense Reimbursement below.

Commitment Fee:	The Commitment Fee shall be payable immediately to Centerbridge upon the earliest of (a) entry of an order by the Bankruptcy Court converting the Bankruptcy Case to a liquidation or dismissing the Bankruptcy Case, (b) a material breach of the Debtor’s obligations under the Investment Agreement, including any loss of the Debtor’s exclusive right to file a plan of reorganization, that results in the failure of any of the conditions to Centerbridge’s obligations under the Investment Agreement), so long as Centerbridge has not materially breached the Investment Agreement, or (c) the occurrence of the Effective Date.

Break-up Fee:	In the case of an Alternative Stand-Alone Plan, the Break-up Fee shall be payable upon entry of an order by the Bankruptcy Court approving a disclosure statement in connection with an Alternative Stand-Alone Plan.

In the case of an Alternative Investment, Alterative Majority Investment or Alternative Transaction, the Break-up Fee shall be payable upon the earliest of (a) provided that the Bankruptcy Court has not yet entered an order denying the Debtor’s motion to approve an Alternative Investment, Alternative Majority Investment or Alternative Transaction, 30 days after

Dana Corporation

the Board approves the terms (whether pursuant to a letter of intent or definitive agreements) of such Alternative Investment, Alternative Majority Investment or Alternative Transaction, and (b) entry of an order by the Bankruptcy Court approving such Alternative Investment, Alternative Majority Investment or Alternative Transaction.

Expense Reimbursement:	The Expense Reimbursement shall be payable upon the earlier date on which the Commitment Fee is payable or the Break-up Fee is payable.

Conditions:	Centerbridge’s obligation to close the purchase of Series A Preferred and Series B Preferred as described in this Exhibit A shall be subject to the satisfaction of customary closing conditions set forth in the Investment Agreement, including the following:
1.	There shall have occurred no material adverse change (as defined in the definitive Investment Agreement).

2.	Finalization and approval by the Bankruptcy Court of the Debtor’s settlement negotiations with the Unions on terms reasonably acceptable to Centerbridge.

3.	Confirmation of the Plan in a form reasonably acceptable to Centerbridge consistent with the Plan Term Sheet in all respects.

4.	Obtaining exit financing with parties and on market terms reasonably acceptable to Centerbridge; provided, that the Debtor shall have the obligation to consult with Centerbridge regarding such terms and parties.

5.	Filing of the Plan and a disclosure statement by September 3, 2007.

6.	Obtain an order of the Bankruptcy Court confirming the Plan by February 28, 2008.

7.	The Effective Date must be no later than May 1, 2008.

The Debtor’s obligations under the Investment Agreement will be subject to Bankruptcy Court approval of the Investment Agreement.

Standstill	The Stockholders Agreement will contain a customary 10 year standstill that will limit the ability of Centerbridge to acquire additional stock if it would own more than 30% of the voting power of the Company’s stock after such acquisition and to take specified other actions to control the Company after the Effective Date without consent of the New Board.

Transaction Structure	Subject to the consent of Debtor, which shall not be unreasonably withheld, Centerbridge shall structure the transaction in a manner most advantageous to the Plan Investors so long as such structure does not materially adversely affect the substance or economics of the Investment.

Governing Law:	State of New York

Dana Corporation
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THESE TERMS DO NOT CONSTITUTE A BINDING CONTRACT BUT RATHER ARE FOR THE PURPOSE OF OUTLINING TERMS PURSUANT TO WHICH DEFINITIVE AGREEMENTS MAY BE ENTERED INTO. THESE TERMS DO NOT IMPOSE ANY OBLIGATIONS OR DUTIES ON THE PARTIES, INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION OR DUTY TO NEGOTIATE THE TRANSACTIONS, EXCEPT TO THE EXTENT SET FORTH IN AN EXECUTED PLAN SUPPORT AGREEMENT. THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF THE PLAN. SUCH A SOLICITATION WILL ONLY BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES AND BANKRUPTCY LAWS.